UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 579-5992

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

As previously reported, on August 21, 2024, Stronghold Digital Mining, Inc., a Delaware corporation (“Stronghold” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bitfarms Ltd., a corporation incorporated under the Canada Business Corporations Act and continued under the Business Corporations Act (Ontario) (“Bitfarms” or “Parent”), Backbone Mining Solutions LLC, a Delaware limited liability company and a wholly-owned, indirect subsidiary of Parent (“BMS”), and HPC & AI Megacorp, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of BMS (“Merger Sub”).

Merger Consideration and Treatment of Equity Awards

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving and continuing as the surviving corporation in the Merger and (ii) at the effective time of the Merger (the “Effective Time”), after giving effect to the Conversion and Exchange (each as defined below), (1) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive 2.520 (the “Exchange Ratio”) common shares of Parent (“Parent Common Shares”), and (2) each issued and outstanding share of Class V common stock, par value $0.0001 per share, of the Company (“Company Class V Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) shall be automatically cancelled and shall cease to exist and no payment shall be made with respect thereto. Any holder of Company Class A Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Shares pursuant to the Merger (after taking into account all the Company Class A Common Stock held immediately prior to the Effective Time by such holder) shall receive in lieu thereof an amount of cash, without interest, equal to such fraction of a share of Parent Common Shares multiplied by the closing price per share of Parent Common Shares on the Business Day immediately prior to the Effective Time.

Immediately prior to and conditioned upon the Effective Time, (1) pursuant to the terms of a Conversion Agreement, dated August 21, 2024, entered into by Parent, the Company and the holders of the issued and outstanding shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), concurrently with the execution and delivery of the Merger Agreement (the “Conversion Agreement”), each share of Series C Preferred Stock issued and outstanding as of such time shall convert into 250 shares of Company Class A Common Stock in accordance with the Certificate of Designations of the Series C Preferred Stock, filed with the Secretary of State of the State of Delaware, effective February 20, 2023, and all shares of Series C Preferred Stock shall no longer be outstanding and shall cease to exist (the “Conversion”), and (2) pursuant to Section 3.6(q) of the Fifth Amended and Restated Limited Liability Company Agreement of Stronghold Digital Mining Holdings LLC, a Delaware limited liability company (“Company Holdco”), the Company shall require each member of Company Holdco (other than the Company and its wholly owned subsidiaries) to exchange all of the issued and outstanding Company Holdco Units held by such member, together with the surrender for cancellation of a corresponding number of shares of Company Class V Common Stock, for a corresponding number of shares of Company Class A Common Stock (the “Exchange”).

The Merger Agreement provides that, at the Effective Time, each Company restricted stock unit award that is outstanding immediately prior to the Effective Time will immediately vest in full, and each Company restricted stock unit shall be treated as a share of Company Class A Common Stock for all purposes of the Merger Agreement, including the right to receive the merger consideration, except that, pursuant to the schedules to the Merger Agreement, each Company restricted stock unit that is granted between the date of execution of the Merger Agreement and the Effective Time (the “Interim Company RSU”) will be assumed by Parent and converted into a number of Parent restricted stock units with the same terms and conditions as were applicable to such Interim Company RSU immediately prior to the Effective Time (including with respect to vesting and termination-related vesting provisions) and relating to the number of Parent Common Shares equal to the product of (a) the number of shares of Company Common Stock subject to such Interim Company RSU immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded to the nearest whole share.  Further, the Merger Agreement provides that, at the Effective Time, (1) each outstanding vested or unvested compensatory option to purchase shares of Company Class A Common Stock (each, a “Company Option”), other than any such option that is held by a former employee or former non-employee director of, or former other service provider to, the Company or its subsidiaries (each, a “Former Employee Option”), shall be automatically converted into an option to acquire Parent Common Shares (each, a “Parent Option”) on substantially the same terms and conditions as were applicable to such Company Option as of immediately prior to the Effective Time, except that (a) the number of shares of Parent Common Shares subject to such Parent Option will be the number of shares of Company Class A Common Stock underlying the Company Option multiplied by the Exchange Ratio, and (b) the exercise price of each Parent Common Shares issuable upon the exercise of the Parent Option will be equal to the exercise price per share of the Company Class A Common Stock under such Company Option divided by the Exchange Ratio, and (2) each Former Employee Option shall be automatically cancelled and converted into the right to receive a number of shares of Parent Common Shares equal to the product of (x) the number of shares of Company Class A Common Stock subject to such Former Employee Option as of immediately prior to the Effective Time and (y) (i) the excess, if any, of the Merger Consideration Value (as defined herein) over the exercise price per share of Company Class A Common Stock applicable to such Former Employee Option, divided by (ii) the product obtained by multiplying the Exchange Ratio by the volume-weighted average price of a share of Parent Common Shares reported by The Nasdaq Stock Market LLC (“Nasdaq”) for the five consecutive trading day period ending on the trading day immediately prior to the Effective Time (the “Merger Consideration Value”).

The Merger Agreement further provides that, at the Effective Time, in accordance with the terms of each outstanding and unexercised warrant to purchase shares of Company Class A Common Stock (each, a “Company Warrant”), unless otherwise mutually agreed by the holder of any Company Warrant and Parent, each Company Warrant will be converted into a warrant to acquire shares of Parent Common Shares (each, a “Parent Warrant”) on substantially the same terms and conditions as were applicable to such Company Warrant as of immediately prior to the Effective Time. The number of shares of Parent Common Shares subject to such Parent Warrant will be the number of shares of Company Class A Common Stock underlying the Company Warrant multiplied by the Exchange Ratio, and the exercise price of each Parent Common Shares under such Parent Warrant will be the exercise price of the Company Class A Common Stock under such Company Warrant divided by the Exchange Ratio.

Treatment of Company Indebtedness

The Merger Agreement provides that, to the extent requested by Parent, the Company will, at Parent’s expense, use reasonable best efforts to promptly obtain any consents or amendments as necessary to permit the consummation of the Merger under the Company’s credit agreement (the “COC Amendment”), but the obtaining of the COC Amendment will not be a closing condition. If the COC Amendment is not obtained on or prior to closing, Parent will satisfy all outstanding obligations under such credit agreement and certain other debt instruments of the Company prior to or substantially concurrently with the consummation of the Merger.

Company Board Recommendation

The board of directors of the Company has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of, the Company and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the holders of Company Class A Common Stock approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

Closing Conditions; Representations and Warranties

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approvals from the holders of Company Class A Common Stock, (2) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (3) receipt of certain approvals and consents from specified governmental entities, including, if applicable, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (4) the effectiveness of the registration statement on Form F-4 to be filed by Parent pursuant to which the Parent Common Shares to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), and (5) the authorization for listing of Parent Common Shares to be issued in connection with the Merger on Nasdaq. The obligation of each party to consummate the Merger is also conditioned upon, among others, (1) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), (2) the other party having performed in all material respects its obligations required to be performed under the Merger Agreement at or prior to the Effective Time, (3) the absence of a material adverse effect on the other party and (4) with respect to Parent’s obligation to consummate the Merger, certain conditions regarding the Company’s Bitcoin mining facilities and their ability to import power from the grid.

The Merger Agreement contains customary representations and warranties of Parent and the Company relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants for each party including, subject to certain exceptions, covenants to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent. Parent and the Company also agreed to use their respective reasonable best efforts to cause the Merger to be consummated, subject to certain limitations set forth in the Merger Agreement. Parent and the Company have agreed to file the registration statement on Form F-4 and the proxy statement for the Company’s special meeting of stockholders promptly after the signing date of the Merger Agreement.

No Solicitation

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit alternative competing proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative competing proposals, subject to customary exceptions. The Company is required to call a special meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement.

Termination and Fees

The Merger Agreement contains termination rights for each of Parent and the Company, including, among others, by mutual written consent of Parent and the Company, and by either Parent or the Company if (1) there is a final and nonappealable order, decree, ruling or injunction, or adoption of a law, preventing, materially enjoining, materially restraining or materially impairing the consummation of the Merger, (2) the Merger has not been consummated on or before 5:00 p.m. New York, New York time, on May 21, 2025, which may be extended to August 21, 2025 in certain circumstances (the “End Date”), provided that such right will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement has been the primary cause of or resulted in the failure of the Merger to occur on or before such date, (3) the other party has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, under the Merger Agreement such that any of the applicable closing conditions for the benefit of the non-breaching party would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable), and (4) the stockholders of the Company do not approve the Merger Agreement at its special meeting of stockholders.

Additionally, the Merger Agreement permits the Company, subject to compliance with certain requirements and payment of a termination fee (described below), to terminate the Merger Agreement to enter into a definitive agreement for a superior alternative competing proposal than the Merger.  The Merger Agreement also permits Parent to terminate the Merger Agreement before the Company’s special meeting of stockholders if the Company’s board (or any committee thereof) withdraws, qualifies or modifies, or publicly proposes to withdraw, qualify or modify, in a manner adverse to Parent, or fail to affirm without qualification, its recommendation of the Merger to the Company stockholders, or approves, endorses or recommends, or publicly proposes or announces any intention to approve, endorse or recommend, a competing transaction to the Merger.

The Merger Agreement provides for the Company or Parent, as applicable, to pay the other party a termination fee in specified circumstances, including, (1) (i) the termination by the Company to enter into a definitive agreement for a superior alternative competing proposal than the Merger, (ii) the termination by Parent in the event of a change of recommendation by the Company’s board of directors, or (iii) if, after the termination by Parent or the Company upon failure to obtain the Company’s stockholder approval of the Merger in certain circumstances involving a potential superior alternative competing proposal, the Company enters into or consummates a competing transaction within twelve months after termination of the Merger Agreement (each, a “Company Termination Fee Event”), and (2) the termination by the Company upon Parent’s failure to close in accordance with the terms of the Merger Agreement following notice by the Company that all closing conditions are satisfied or waived (a “Parent Termination Fee Event”).  The Merger Agreement provides that (1) if a Company Termination Fee Event occurs, the Company will owe Parent a termination fee of $5.0 million; and (2) if a Parent Termination Fee Event occurs, Parent will owe the Company a termination fee of $12.5 million.  In no event will Parent or the Company be entitled to receive more than one termination fee.

Other Terms

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, BMS, Merger Sub or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Company’s public disclosures.

 Voting Agreement

On August 21, 2024, concurrently with the execution and delivery of the Merger Agreement, Parent entered into a Voting Agreement (the “Voting Agreement”) with each of Q Power LLC, a Delaware limited liability company (“Q Power”) and Gregory A. Beard (together with Q Power, the “Voting Agreement Holders”), pursuant to which and on the terms and subject to the conditions thereof, among other things, the Voting Agreement Holders have agreed to vote their shares of Company Common Stock in favor of the matters to be submitted to the Company’s stockholders in connection with the Merger, subject to the terms and conditions set forth in the Voting Agreement.

The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time of the Merger, (ii) the date and time the Merger Agreement is validly terminated pursuant to its terms or modified or amended in a manner that adversely affects the Voting Agreement Holders in any material respect, and (iii) the termination of the Voting Agreement by mutual consent of the parties thereto

As of the date of execution of the Merger Agreement, the shares of Company Common Stock owned by the Voting Agreement Holders represent approximately 16.4% of the outstanding shares of Company Common Stock.

The foregoing description of the Voting Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

TRA Waiver and Termination Agreement

On August 21, 2024, concurrently with the execution and delivery of the Merger Agreement, the Company, Parent and each of Q Power and William Spence (together with Q Power, the “TRA Holders”), entered into a TRA Waiver and Termination Agreement (the “TRA Waiver”), pursuant to which the parties agreed, among other things, subject to and effective upon the consummation of the transactions contemplated by the Merger Agreement, to (i) terminate the Tax Receivable Agreement, dated April 1, 2021, as amended November 9, 2022, by and among the Company and the TRA Holders (the “Tax Receivable Agreement”) and (ii) waive the Early Termination Payment (as defined in the Tax Receivable Agreement) pursuant to the Tax Receivable Agreement, which would have otherwise become payable to the TRA Holders in connection with the consummation of the Merger, and any other amounts to which the TRA Holders would have otherwise been entitled under the Tax Receivable Agreement.

The foregoing description of the TRA Waiver is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Waiver, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 5.01	Change of Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, Merger Sub will be merged with and into the Company, with the Company surviving and continuing as the surviving corporation in the Merger.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 7.01	Regulation FD Disclosure.

On August 21, 2024, in connection with the announcement of the Merger Agreement, the Company and Parent held a joint conference call available to investors and the public. The investor presentation used in connection with the joint conference call is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 7.01, including the referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 21, 2024, by and among Stronghold Digital Mining, Inc. Bitfarms Ltd. and HPC & AI Megacorp, Inc.
10.1	Voting Agreement, dated as of August 21, 2024, by and among Bitfarms Ltd. and certain stockholders of Stronghold Digital Mining, Inc.
10.2	TRA Waiver and Termination Agreement, dated as of August 21, 2024, by and among Bitfarms Ltd., Stronghold Digital Mining, Inc., and certain stockholders of Stronghold Digital Mining, Inc.
99.1	Investor Presentation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission (the “SEC”); provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Bitfarms and Stronghold, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect Stronghold’s business and the price of Class A Common Stock; the failure to satisfy any of the conditions to the consummation of the Merger, including obtaining required stockholder and regulatory approvals; potential litigation relating to the Merger that could be instituted against Stronghold, Bitfarms or their respective directors or officers, including the effects of any outcomes related thereto; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Stronghold to pay a termination fee; the effect of the announcement or pendency of the Merger on Stronghold’s business relationships, operating results and business generally; the risk that the Merger disrupts Stronghold’s current plans and operations; Stronghold’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; risks related to diverting management’s attention from Stronghold’s ongoing business operations; certain restrictions during the pendency of the Merger that may impact Stronghold’s ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; those risks described in Section 4.19 of Bitfarms’ Annual Information Form for the year ended December 31, 2023, filed with the SEC on March 7, 2024 as Exhibit 99.1 to Bitfarms’ Annual Report on Form 40-F, Section 19 of Bitfarms’ Management’s Discussion and Analysis for the year ended December 31, 2023, filed with the SEC on March 7, 2024 as Exhibit 99.3 to Bitfarms’ Annual Report on Form 40-F, Section 19 of Bitfarms’ Management’s Discussion and Analysis for the three and six months ended June 30, 2024, filed with the SEC on August 8, 2024 as Exhibit 99.2 to Bitfarms’ Current Report on Form 6-K, and subsequent reports on Form 6-K; those risks described in Item 1A of Stronghold’s Annual Report on Form 10-K, filed with the SEC on March 8, 2024, Item 1A of Stronghold’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, Item 1A of Stronghold’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024, and subsequent reports on Forms 10-Q and 8-K; and those risks that will be described in the registration statement on Form F-4 and accompanying prospectus available from the sources indicated above.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form F-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form F-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Bitfarms nor Stronghold assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Bitfarms’ or Stronghold’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Additional Information about the Merger and Where to Find It

This communication relates to a proposed merger between Stronghold and Bitfarms. In connection with the proposed merger, Bitfarms intends to file with the U.S. Securities and Exchange Commission a registration statement on Form F-4, which will include a proxy statement of Stronghold that also constitutes a prospectus of Bitfarms. After the registration statement is declared effective, Stronghold will mail the proxy statement/prospectus to its shareholders.  This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other relevant documents Bitfarms and Stronghold has filed or will file with the SEC.  Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC carefully and in their entirety if and when they become available because they will contain important information about the proposed merger and related matters.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Bitfarms and Stronghold with the SEC, when they become available, through the website maintained by the SEC at www sec.gov.  Copies of the documents may also be obtained for free from Bitfarms by contacting Bitfarms’ Investor Relations Department at investors@bitfarms.com and from Stronghold by contacting Stronghold’s Investor Relations Department at SDIG@gateway-grp.com.

Participants in Solicitation Relating to the Merger

Bitfarms, Stronghold, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from Stronghold’s shareholders in respect of the proposed merger.  Information regarding Bitfarms’ directors and executive officers can be found in Bitfarms’ annual information form for the year ended December 31, 2023, filed on March 7, 2024, as well as its other filings with the SEC.  Information regarding Stronghold’s directors and executive officers can be found in Stronghold’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024, and supplemented on June 7, 2024, and in its Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024.  This communication may be deemed to be solicitation material in respect of the proposed merger.  Additional information regarding the interests of such potential participants, including their respective interests by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available.  These documents are available free of charge on the SEC’s website and from Bitfarms and Stronghold using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

	By:	/s/ Gregory A. Beard
		Name:	Gregory A. Beard
		Title:	Chief Executive Officer and Chairman

Date: August 21, 2024